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                                                                    Exhibit 23.2


MADSEN & ASSOCIATES, CPA's INC.                           684 East Vine St, #3
Certified Public Accountants and Business Consultants     Murray, Utah 84107
                                                          Telephone 801-268-2632
                                                          Fax 801-262-3978


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have issued our report dated March 23, 2004, accompanying the audited financial statements of Treasure Mountain Holdings, Inc. at December 31, 2003 and the related statements of operations, stockholders' equity, and cash flows and for the years ended December 31, 2003 and 2002 and hereby consent to the incorporation by reference to such report in a Registration Statement on Form SB-2 Amendment No. 4 and the related prospectus.


                                    /s/ MADSEN & ASSOCIATES, CPA's INC.


April 13, 2005